Exhibit 25.1
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

(State of incorporation if not a U.S. national bank) West Side Flats Operation Center Attn: Specialized Finance 60 Livingston Avenue Mail Station-EP-MN-WS2N St. Paul, Minnesota	31-0841368 (I.R.S. employer identification no.) 55107
(Address of principal executive offices)	(Zip code)
Richard Prokosch
U.S. Bank National Association
Two Midtown Plaza
1349 W. Peachtree Street, Suite 1050
Atlanta, GA 30309
(404) 898-8830
(Name, address and telephone number of agent for service)
LENDER PROCESSING SERVICES, INC.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	26-1547801 (I.R.S. employer identification no.)
601 Riverside Avenue Jacksonville, Florida (Address of principal executive offices)	32204 (Zip code)

8-1/8% Senior Notes due 2016
(Title of the indenture securities)

1.
     General information. Furnish the following information as to the trustee:
 (a)
Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency
United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429
 (b)
Whether it is authorized to exercise corporate trust powers.
     Yes.
2.
     Affiliations with Obligor.
     If the obligor is an affiliate of the trustee, describe each such affiliation.
     None.
16.
     List of Exhibits.
 Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).
1.	A copy of the articles of association of U.S. Bank National Association (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-128217).
2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-128217).
3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-128217).
4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-145601).
6.	The consent of the trustee required by Section 321(b) of the Act, attached as Exhibit 6.
7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE
     Pursuant to the requirements of the Trustee Indenture Act, the trustee, U.S. Bank National Association, a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Atlanta and State of Georgia, on the 28th day of August, 2008.

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Jack Ellerin
	Name:	Jack Ellerin
	Title:	VICE PRESIDENT

Exhibit 6
CONSENT
     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.
Dated: August 28, 2008

By:	/s/ Jack Ellerin
Jack Ellerin
Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 3/31/2008
($000’s)

Assets	3/31/2008
Cash and Balances Due From Depository Institutions	$7,494,457
Securities	38,286,822
Federal Funds	5,371,110
Loans & Lease Financing Receivables	156,885,223
Fixed Assets	3,251,220
Intangible Assets	11,809,562
Other Assets	14,170,921
Total Assets	$237,269,315
Liabilities
Deposits	$143,100,823
Fed Funds	13,224,737
Treasury Demand Notes	0
Trading Liabilities	982,166
Other Borrowed Money	41,879,455
Acceptances	0
Subordinated Notes and Debentures	7,647,466
Other Liabilities	7,818,123
Total Liabilities	$214,652,770
Equity
Minority Interest in Subsidiaries	$1,530,190
Common and Preferred Stock	18,200
Surplus	12,057,586
Undivided Profits	9,010,569
Total Equity Capital	$22,616,545
Total Liabilities and Equity Capital	$237,269,315

     To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.